Kronos Worldwide, Inc.                        Contact:   Gregory M. Swalwell
Three Lincoln Centre                                     Vice President, Finance
5430 LBJ Freeway, Suite 1700                             (972) 233-1700
Dallas, TX  75240-2697
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News Release
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FOR IMMEDIATE RELEASE
[LOGO GOES HERE]

                 KRONOS WORLDWIDE REPORTS THIRD QUARTER RESULTS


DALLAS, TEXAS...November 6, 2006...Kronos Worldwide, Inc. (NYSE:KRO) today reported net income for the third quarter of 2006 of $11.6 million, or $.24 per diluted share, compared with net income of $8.0 million, or $.16 per diluted share, in the third quarter of 2005. For the first nine months of 2006, Kronos reported net income of $40.2 million, or $.82 per diluted share, compared with net income of $62.2 million, or $1.27 per diluted share, in the first nine months of 2005.

Net sales of $331.6 million in the third quarter of 2006 were $39.5 million, or 14%, higher than the third quarter of 2005. Net sales of $981.0 million for the first nine months of 2006 were $85.3 million, or 10%, higher than the first nine months of 2005. Net sales increased in the third quarter of 2006 primarily due to higher TiO2 sales volumes and the favorable effect of fluctuations in foreign currency exchange rates (which increased sales by approximately $9 million), partially offset by lower average TiO2 selling prices. For the year-to-date period, net sales increased due to higher TiO2 sales volumes, partially offset by the unfavorable effect of fluctuations in foreign currency exchange rates (which decreased sales by approximately $11 million). The Company's average TiO2 selling prices in the first nine months of 2006 approximated those of the first nine months of 2005. The table at the end of this release shows how each of these items impacted the overall increase in sales.

The Company's TiO2 segment profit (see description of non-GAAP information below) for the third quarter of 2006 was $36.2 million compared with $39.5 million in the third quarter of 2005, and was $110.8 million for the first nine months of 2006 compared with $146.8 million for the first nine months of 2005. Segment profit decreased in the third quarter of 2006 as the favorable effect of higher sales volumes was more than offset by the unfavorable effect of lower average TiO2 selling prices, higher manufacturing costs, particularly raw materials and energy costs and the effect of fluctuations in foreign currency exchange rates, which decreased segment profit by approximately $3 million. Full year segment profit decreased as the favorable effect of higher sales volumes was more than offset by the unfavorable effect of higher raw materials and energy costs and the effect of fluctuations in foreign currency exchange rates, which decreased segment profit by approximately $18 million.

The Company's TiO2 sales volumes were 11% higher in both the third quarter and first nine months of 2006 as compared to the same periods in 2005, with higher sales volumes in the US, Europe and export markets offsetting the effects of lower sales volumes in Canada. The Company's TiO2 production volumes were 3% higher in both the third quarter and first nine months of 2006 as compared to the same periods in 2005, with operating rates at near full capacity in all periods. The Company's finished goods inventories at September 30, 2006, which represent less than 2 months of average sales, were lower compared to June 30, 2006. The Company's TiO2 sales and production volumes in the first nine months of 2006 were both records for Kronos.

The Company's results for the first nine months of 2005 include a second quarter securities transaction gain of $5.4 million ($3.5 million, or $.07 per diluted share, net of income taxes) related to a gain on the sale of the company's passive interest in a Norwegian smelting operation.

As previously reported, in April 2006 the Company's wholly-owned subsidiary, Kronos International, Inc. ("KII") issued an aggregate of euro 400 million principal amount of new 6.5% Senior Secured Notes due April 2013. KII used the proceeds from the issuance of the 6.5% Senior Secured Notes to redeem all of its 8.875% Senior Secured Notes in May 2006 at 104.437% of the aggregate principal amount of euro 375 million. The Company recognized a $22.3 million pre-tax charge ($14.8 million, or $.30 per diluted share, net of income tax benefit) in the second quarter of 2006 related to the early extinguishment of the 8.875% Senior Secured Notes. Other interest income increased for the third quarter and the first nine months of 2006, due primarily to the interest earned in the second quarter from the net proceeds of the new 6.5% Senior Secured Notes which were held in escrow for approximately one month until the 8.875% Senior Secured Notes were redeemed.

The Company's effective income tax rate varies significantly from the U.S. statutory federal income tax rate in 2006 due primarily to an aggregate net income tax benefit of $9.2 million, or $.19 per diluted share, related to the net effect of the withdrawal of certain income tax assessments previously made by the Belgian and Norwegian tax authorities, the favorable resolution of certain income tax issues related to the Company's German and Belgian operations, the unfavorable resolution of certain other income tax issues related to the Company's German operations, an increase in the Company's income tax contingency reserve principally related to ongoing income tax audits in Germany and the enactment of a reduction in the Canadian federal income tax rate. Such net $9.2 million income tax benefit includes a net income tax benefit of $12.6 million recognized in the first six months of 2006, and a net $3.4 million provision for income taxes, or $.07 per diluted share, in the third quarter of the year. The Company's provision for income taxes in 2005 includes a third quarter aggregate non-cash income tax expense of $5.0 million, or $.10 per diluted share, related to the effect of developments of certain the Company's non-U.S. income tax audits.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. The factors that could cause actual future results to differ materially include, but are not limited to, the following:

o    Future supply and demand for the Company's products,
o The extent of the dependence of certain of the Company's businesses on certain market sectors,
o    The cyclicality of the Company's businesses,
o Customer inventory levels (such as the extent to which the Company's customers may, from time to time, accelerate purchases of TiO2 in advance of anticipated price increases or defer purchases of TiO2 in advance of anticipated price decreases),
o    Changes in raw material and other operating costs (such as energy costs),
o    The possibility of labor disruptions,
o General global economic and political conditions (such as changes in the level of gross domestic product in various regions of the world and the impact of such changes on demand for TiO2),
o    Competitive products and substitute products,
o    Customer and competitor strategies,
o    The impact of pricing and production decisions,
o    Competitive technology positions,
o    The introduction of trade barriers,
o Fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian kroner and the Canadian dollar),
o Operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
o    The timing and amounts of insurance recoveries,
o    The ability of the Company to renew or refinance credit facilities,
o The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters,
o The ultimate ability to utilize income tax attributes, the benefit of which has been recognized under the "more-likely-than-not" recognition criteria,
o Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
o    Government laws and regulations and possible changes therein,
o    The ultimate resolution of pending litigation, and
o    Possible future litigation.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company's results of operations as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

o The Company discloses segment profit, which is used by the Company's management to assess the performance of the Company's TiO2 operations. The Company believes disclosure of segment profit provides useful information to investors because it allows investors to analyze the performance of the Company's TiO2 operations in the same way that the Company's management assesses performance. The Company defines segment profit as income before income taxes, interest expense and certain general corporate items. Corporate items excluded from the determination of segment profit include corporate expense and interest income not attributable to the Company's TiO2 operations.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

                             KRONOS WORLDWIDE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In millions, except per share and metric ton data)
                                   (Unaudited)


                                                                  Three months ended         Nine months ended
                                                                     September 30,             September 30,
                                                               -----------------------------------------------------
                                                               -----------------------------------------------------
                                                                   2005        2006          2005         2006
                                                               -----------------------------------------------------
                                                               -----------------------------------------------------

Net sales                                                       $   292.1    $   331.6    $   895.7     $   981.0
Cost of sales                                                       216.2        256.2        640.9         748.8
                                                                ---------    ---------    ---------     ---------

    Gross margin                                                     75.9         75.4        254.8         232.2

Selling, general and administrative expense                          36.9         39.4        112.0         118.5
Other operating income (expense):
  Currency transaction gains (losses), net                             .2          -            3.5          (2.9)
  Disposition of property & equipment                                 (.3)         (.6)         (.4)         (1.7)
  Other income                                                         .3           .2           .4            .2
                                                                     (1.0)        (1.3)        (3.9)         (3.9)
                                                                ---------    ---------    ---------     ---------

    Income from operations                                           38.2         34.3        142.4         105.4

Other income (expense):
  Trade interest income                                                .3           .6           .5           1.5
  Other interest income                                                .1           .2           .7           1.2
  Securities transaction gain                                         -            -            5.4           -
  Loss on prepayment of debt                                          -            -            -           (22.3)
  Interest expense                                                  (10.6)        (9.7)       (34.0)        (33.5)
                                                                ---------    ---------    ---------     ---------

    Income before income taxes                                       28.0         25.4        115.0          52.3

Provision for income taxes                                           20.0         13.8         52.8          12.1
                                                                ---------    ---------    ---------     ---------

    Net income                                                  $     8.0    $    11.6    $    62.2     $    40.2
                                                                =========    =========    =========     =========

Basic and diluted net income per share                          $     .16    $     .24    $    1.27     $    .82
                                                                =========    =========    =========     =========


Basic and diluted weighted-average
shares used in the calculation of net
income per share                                                     48.9         48.9         48.9          48.9

TiO2 data - metric tons in thousands:
  Sales volumes                                                       119          132          356           396
  Production volumes                                                  122          126          371           383

                             KRONOS WORLDWIDE, INC.

                       RECONCILIATION OF SEGMENT PROFIT TO
                             INCOME FROM OPERATIONS
                                  (In millions)
                                   (Unaudited)


                                                                  Three months ended         Nine months ended
                                                                     September 30,             September 30,
                                                               -----------------------------------------------------
                                                               -----------------------------------------------------
                                                                   2005        2006          2005         2006
                                                               -----------------------------------------------------
                                                               -----------------------------------------------------

Segment profit                                                  $    39.5    $    36.2     $  146.8     $   110.8
Adjustments:
   Trade interest income                                              (.3)         (.6)         (.5)         (1.5)
   Corporate expense                                                 (1.0)        (1.3)        (3.9)         (3.9)
                                                                ---------    ---------     --------     ---------

Income from operations                                          $    38.2    $    34.3     $  142.4     $   105.4
                                                                =========    =========     ========     =========



                      IMPACT OF PERCENTAGE CHANGE IN SALES
                                   (Unaudited)


                                                                  Three months ended           Nine months ended
                                                                     September 30,               September 30,
                                                                    2006 vs. 2005                2006 vs. 2005
                                                                   ----------------            ----------------

Percent change in sales:
    TiO2 product pricing                                                     -1%                         -%
    TiO2 sales volume                                                       +11%                       +11%
    TiO2 product mix                                                         +1%                         -%
    Changes in foreign currency exchange rates                               +3%                        -1%
                                                                          ------                      -----

Total                                                                      + 14%                      + 10%
                                                                          ======                      =====